UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a party other than the Registrant      [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              METALDYNE CORPORATION
                       (formerly known as MascoTech, Inc.)
                      -------------------------------------
                (Name of Registrant as Specified In Its Charter)



                      -------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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

                             METALDYNE CORPORATION
                              47603 Halyard Drive
                         Plymouth, Michigan 48170-2429

                            ---------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------
                                              Date:  May 2, 2001
                                              Time:  9:00 a.m.
                                              Place: Metaldyne Corporation
                                                     47603 Halyard Drive
                                                     Plymouth, Michigan
                                                     48170-2429

   The purposes of the Annual Meeting are:

     1. To elect thirteen Directors;

     2. To approve the Company's 2001 Long Term Equity Incentive Plan;

     3. To approve the Company's Executive Officers Annual Value Creation Plan;

     4. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for the year 2001; and

     5. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 22, 2001 are entitled to vote at the Meeting or any adjournment thereof.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 is enclosed.

     Your attention is called to the accompanying Proxy Statement and Proxy. Whether or not you plan to attend the Meeting, you are requested to sign and return the Proxy in the enclosed postage prepaid envelope. Prior to being voted, the Proxy may be withdrawn in the manner specified in the Proxy Statement.

                                        By Order of the Board of Directors


                                        R. JEFFREY POLLOCK
                                        Secretary

April 22, 2001

                                PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS OF
                             METALDYNE CORPORATION

                                  May 2, 2001

                              GENERAL INFORMATION

     The solicitation of the enclosed Proxy is made by the Board of Directors of Metaldyne Corporation for use at the Annual Meeting of Stockholders of Metaldyne to be held at our offices at 47603 Halyard Drive, Plymouth, Michigan 48170-2429, on Wednesday, May 2, 2001 at 9:00 A.M., and at any adjournment. This Proxy Statement and the enclosed Proxy are being mailed or given to stockholders on or about April 22, 2001.

     We will bear the expense of this solicitation, which will be made by regular mail. Stockholders of record at the close of business on April 22, 2001 will be entitled to vote at the meeting. On that date, there were 41,338,224 shares of our common stock, $1 par value, outstanding and entitled to vote. Each share of outstanding common stock entitles the holder to one vote. The meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock, is represented in person or by proxy. Abstentions will be counted toward the establishment of a quorum.

     The shares represented by the Proxy will be voted as instructed if received in time for the meeting. Any stockholder who gives a Proxy may revoke it at any time before it is exercised by voting in person at the meeting, by delivering a subsequent Proxy, or by notifying us in writing (Attention: R. Jeffrey Pollock, Secretary, at its executive offices at 47603 Halyard Drive, Plymouth, Michigan 48170-2429) of such revocation.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     On November 28, 2000, we completed a recapitalization transaction which resulted in an investor group led by Heartland Industrial Partners, L.P. ("Heartland") and Credit Suisse First Boston Equity Partners, L.P. ("CSFB") acquiring control of us. In connection with the recapitalization, Heartland, CSFB, Masco Corporation, Richard Manoogian, their various affiliates and certain other stockholders of Metaldyne, Inc. entered into a Shareholders Agreement regarding their ownership of our common stock. Following the recapitalization thirteen individuals have been appointed to the Board of Directors and are to be elected at this year's meeting. The Shareholders Agreement contains contractual provisions regarding the election of Metaldyne directors. Owners of an aggregate of approximately 90% of our outstanding common stock are a party to the Shareholders Agreement.

     Election of Directors. The Shareholders Agreement provides that the parties to the Shareholders Agreement will vote their shares of common stock in order to cause:

     (1) an amendment to our Bylaws to provide that the authorized number of directors on our board of directors shall be as recommended by Heartland in its sole discretion.

     (2)  the election to the board of directors of:

          o such number of directors as shall constitute a majority of the board of directors as designated by Heartland Industrial Partners, L.P.;

          o    one director designated by Masco; and

          o one director designated by CSFB after consultation with Heartland.

     As a result of the Shareholders Agreement, Heartland has the ability to elect a majority of the directors.

     The board of directors expects that the persons named as proxies in the Proxy will vote the shares represented by each Proxy for the election as directors of the nominees listed below unless a contrary direction is indicated. Directors are elected by a plurality of the votes cast. Abstentions (indicated on the proxy card as "withhold authority") will not be treated as votes cast, and therefore, will not affect the election.

     The following information describes the backgrounds and business experience of the nominees for director as set forth below:

     Gary M. Banks, 50, was elected as one of our directors in connection with the recapitalization and is a Senior Managing Director of Heartland Industrial Partners. He has served as a Director of Documentum, Inc. since March 1999 and served as Vice President and Chief Information Officer of Sithe Energies, an electricity generation trading company in New York from October 1999 to May 2000. From August 1998 to July 1999, he was Vice President and Chief Information Officer for Xerox Corporation, a manufacturing company. From June 1992 to July 1998, Mr. Banks served as Director MIS for the agricultural division of Monsanto Inc., a life sciences company. Before joining Monsanto, he spent 15 years with Bristol-Myers Squibb Company, a pharmaceutical company.

     Marshall Cohen(1), 66, was elected as one of our directors in connection with the recapitalization. He is also a director of American International Group, Inc., Barrick Gold Corporation, Toronto Dominion Bank, The Goldfarb Corp., Lafarge Corp. and Speedy Muffler King Inc. and Collins & Aikman Corporation. From November 1988 to September 1996, he was President and Chief Executive Officer and a Director of The Molson Companies Limited.

     Lee M. Gardner, 54, served as our President from 1992 until February 2001 and continues to assist Metaldyne through June 2001, when his employment will terminate. Mr. Gardner joined Metaldyne in 1987 with responsibility for the powertrain and chassis business serving the automobile industry. In October 1990, Mr. Gardner assumed responsibility for all of our companies serving the automobile marketplace. Prior to joining us, Mr. Gardner spent over 14 years with Borg-Warner Corporation. His last position before joining us was Vice President and General Manager of Borg-Warner's Transmission System Group. Mr. Gardner is a Director of MSX International, Inc.

     Cynthia L. Hess, 44, was elected as one of our directors in connection with the recapitalization and is a Senior Managing Director of Heartland Industrial Partners. She was formerly vice president of corporate quality for DaimlerChrysler, where she led the corporate strategy for quality improvement and facilitated quality plan execution. In her 22 years with DaimlerChrysler, Ms. Hess held various engineering, manufacturing and procurement supply positions. Ms. Hess is a director of Collins & Aikman Corporation.

     Timothy D. Leuliette, 51, was elected as one of our directors in connection with the recapitalization and currently serves as our President and Chief Executive Officer and the President and Chief Executive Officer, Metal Forming Group. He is the former Vice Chairman of Detroit Diesel Corp. and has spent 27 years in management of manufacturing and services businesses and in the investment of private capital. Mr. Leuliette joined the Penske Corporation as President & Chief Operating Officer in 1996 to address operational and strategic issues. From 1991 to 1996, Mr. Leuliette served as President & Chief Executive Officer of ITT Automotive. He also serves on a number of corporate and charitable boards, including serving as a Chairman of The Federal Reserve of Chicago, Detroit Branch. Mr. Leuliette is a Senior Managing Director and one of the co-founders of Heartland Industrial Partners. Mr. Leuliette is a director of Collins & Aikman Corporation.

     Perry J. Lewis, 62, was elected as one of our directors in connection with the recapitalization and is a Senior Managing Director of Heartland Industrial Partners. He is a Director of Aon Corporation, and Clear Channel Communications, Inc. Mr. Lewis was also a founding partner of Morgan, Lewis, Githens & Ahn, an investment banking and leveraged buyout firm, and has served as a partner of that firm since 1982. He has been a general partner of MLGAL Partners, L.P. since April 1987.

     J. Michael Losh(1)(2), 54, was elected as one of our directors in connection with the recapitalization and was appointed our Chairman of the Board in February 2001. He is a Director of Cardinal Health Inc., and The Quaker Oats Company. He was a Director of Hughes Electronics from February 1995 to August 2000 and a Director of Delphi Automotive Systems Corp. in 1999. Formerly, he was the Executive Vice President and Chief Financial Officer of General Motors Corporation starting in 1994 and prior to that, Vice President and Group Executive of North American Vehicle Sales, Service and Marketing from 1992 to 1994.

     Richard A. Manoogian(1), 64, served as our Chairman of the Board and Director since our formation in 1984 and served as Chief Executive Officer until January 1998. Mr. Manoogian stepped down as Chairman in connection with the recapitalization. He joined Masco Corporation in 1958, was elected Vice President and a Director in 1964, President in 1968 and Chairman and Chief Executive Officer in 1985. He served as Chairman of the Board of TriMas Corporation from 1989 until we acquired it in January 1998. He is also a director of Bank One Corporation, MSX International, Inc., a former affiliate of ours, Detroit Renaissance and The American Business Conference, Chairman of the Detroit Institute of Arts Board of Directors and a trustee of the Archives of American Art (Smithsonian Institution), Center for Creative Studies, The Fine Arts Committee of the State Department, Trustee, Council of the National Gallery of Art, Armenian General Benevolent Union, Detroit Investment Fund and the Henry Ford Museum and Greenfield Village.

     David I. Margolis(2), 71, was elected as one of our directors in connection with the recapitalization. Mr. Margolis is an Executive Advisor to Credit Suisse First Boston Equity Partners. He was employed by Coltec, a manufacturer of aerospace, automotive and industrial products, for 33 years, where he was Chief Executive Officer and Chairman of the Board until his retirement in 1995. He recently retired as a Director of Burlington Industries, Inc., a manufacturer of textiles, and as a Director of B.F. Goodrich Co.

     Thomas T. Stallkamp, 54, was elected as one of our directors in connection with the recapitalization. He was appointed Vice Chairman and Chief Executive Officer of MSX International, Inc., effective

January 2000. He also serves on the Board of Directors for Kmart Corporation, bvertical.com and Baxter International. Prior to joining MSX International, Inc., Mr. Stallkamp was Vice Chairman for DaimlerChrysler Corporation and also served as President of Chrysler Corporation in 1998.

     David A. Stockman(1), 54, was elected as one of our directors in connection with the recapitalization. He is a Senior Managing Director and the founder of Heartland Industrial Partners, a buyout firm, established in 1999, focused on industrial buyouts and buildups. Prior to founding Heartland Industrial Partners, he was a senior managing director of The Blackstone Group L.P. and had been with Blackstone since 1988. Mr. Stockman is a director of Collins & Aikman Corporation.

     Daniel P. Tredwell(2), 42, was elected as one of our directors in connection with the recapitalization. Mr. Tredwell is a Senior Managing Director and one of the co-founders of Heartland Industrial Partners. He has more than a decade of leveraged financing experience. Mr. Tredwell served as a Managing Director at Chase Securities Inc. and had been with Chase Securities since 1985. Mr. Tredwell is a director of Collins & Aikman Corporation.

     Samuel Valenti III(2), 55, was elected as one of our directors in connection with the recapitalization and is a Senior Managing Director of Heartland Industrial Partners. He has been a director of Masco Capital Corporation since 1988. Mr. Valenti was formerly Vice President -- Investments of Masco Corporation from May 1977 to October 1998. Mr. Valenti is Chairman of Valenti Capital LLC and a director of Collins & Aikman Corporation.

----------
(1) Compensation committee member.
(2) Audit committee member.

     Prior to the recapitalization, the board of directors had a Compensation Committee, an Audit Committee and a Nominating Committee. The board of directors held seven meetings during 2000. During fiscal year 2000, all directors of the Company attended either in person or telephonically 75% or more of the meetings of the board of directors and of committees of the board of directors on which they served. The Audit Committee and the Compensation Committee each held three meetings during 2000. As a result of the recapitalization, the Board was reconstituted, and a new Audit Committee and Compensation Committee were formed in February 2001. The Audit Committee consists of Messrs. Tredwell, Losh, Margolis and Valenti, and the Compensation Committee consists of Messrs. Stockman, Cohen, Losh and Manoogian. The Audit Committee reviews our various accounting, financial reporting and internal control functions and makes recommendations to the Board for the selection of independent public accountants. In addition, the Audit Committee monitors the independence of the independent accountants. The Compensation Committee is responsible for developing and maintaining compensation strategies and policies. The Compensation Committee is also responsible for monitoring and administering compensation and employee benefit plans.

COMPENSATION OF DIRECTORS

     Outside directors who are not affiliated with Heartland Industrial Partners receive cash compensation of $50,000 per year (other than the Chairman of the Board who receives $75,000 per year) for their service as members of the board of directors and they are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors and committee meetings. In addition, outside directors not affiliated with Heartland Industrial Partners are eligible to receive awards under the Company's 2001 Long Term Equity Incentive Plan we expect to implement.

                       SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2001 by:

    o each person known by us to beneficially own more than 5% of our common stock;

    o  each of our directors;

    o  each of our executive officers; and

    o  all of our directors and executive officers as a group.

     The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, we believe, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned by them. There are significant agreements relating to voting and transfers of common stock in the Shareholders Agreement described under "Certain Relationships and Related Transactions." Our outstanding number of shares of common stock assumes that no cash elections are made in respect of our restricted stock incentive plans and that all such restricted stock fully vests.


                                                                              BENEFICIAL OWNERSHIP
                                                                                  OF METALDYNE
                                                                           --------------------------
                                                                              SHARES OF      PERCENT
                        NAME AND BENEFICIAL OWNER                           COMMON STOCK     OF CLASS
                      -----------------------------                        --------------   ---------

Heartland Industrial Associates, L.L.C. 55 Railroad Avenue
 Greenwich, Connecticut(1)(2) ..........................................     17,527,522        42.4%
Credit Suisse First Boston Equity Partners, L.P. 11 Madison
 Avenue New York, New York 10010(3) ....................................     10,355,030        25.0%
Masco Corporation 21001 Van Born Road Taylor, Michigan
 48180 .................................................................      2,492,248         6.0%
Gary Banks(2) ..........................................................             --          --
Grant H. Beard .........................................................             --          --
Marshall Cohen .........................................................             --          --
Lee M. Gardner(4) ......................................................         94,932           *
Cynthia Hess(2) ........................................................             --          --
Timothy Leuliette(2)(5) ................................................             --          --
Perry J. Lewis(2) ......................................................             --          --
David B. Liner(4) ......................................................         20,457           *
J. Michael Losh ........................................................             --          --
Richard A. Manoogian(6) ................................................      1,479,290         3.6%
David Margolis(7) ......................................................             --          --
Roy Parrott ............................................................             --          --
Leroy H. Runk(4) .......................................................         51,156           *
Thomas Stallkamp .......................................................             --          --
David A. Stockman(2) ...................................................             --          --
James F. Tompkins(4) ...................................................         28,728           *
Daniel P. Tredwell(2) ..................................................             --          --
Samuel Valenti III(2) ..................................................             --          --
All executive officers and directors as a group (18 persons) (2) (8)....      1,674,563         4.1%

----------
 *    Less than 1%.

(1) The 17,527,522 shares of common stock are beneficially owned indirectly by Heartland Industrial Associates, L.L.C. as the general partner of each of the limited partnerships which hold shares of common stock directly. These partnerships hold shares of common stock as follows: 16,696,477 shares are held by Heartland Industrial Partners, L.P.; 194,204 shares are held by Heartland Industrial Partners (FF), L.P.; 329,821 shares are held by Heartland Industrial Partners (E1), L.P.; 153,510 shares are held by Heartland Industrial Partners (K1), L.P.; and 153,510 shares are held by Heartland Industrial Partners (C1), L.P. In addition, by reason of the Shareholders Agreement summarized under "Related Party Transactions," Heartland Industrial Associates, L.L.C. may be deemed to share beneficial ownership of shares of common stock held by other stockholders party to the Shareholders Agreement. Such beneficial ownership is hereby disclaimed.

(2) As described in footnote 1 above, 17,527,522 shares are beneficially owned by Heartland Industrial Associates, L.L.C. Mr. Stockman is the Managing Member of Heartland Industrial Associates, L.L.C., but disclaims beneficial ownership of such shares. Messrs. Banks, Leuliette, Lewis, Tredwell and Valenti, and Ms. Hess are also members of Heartland Industrial Associates, L.L.C. and also disclaim beneficial ownership of the shares. The business address for each such person is 55 Railroad Avenue, Greenwich, CT 06830.

(3) Of the 10,355,030 shares of common stock beneficially owned by CSFB, 7,402,831 shares are held directly by Credit Suisse First Boston Equity Partners, L.P.; 2,069,282 shares are held by Credit Suisse First Boston Equity Partners (Bermuda), L.P.; 6,610 shares are held by Credit Suisse First Boston U.S. Executive Advisors, L.P.; 533,168 shares are held by EMA Partners Fund 2000, L.P.; 343,139 shares are held by EMA Private Equity Fund 2000, L.P. In addition, by reason of the Shareholders Agreement summarized under "Related Party Transactions," CSFB may be deemed to share beneficial ownership of shares of common stock held by other stockholders party to the Stockholders Agreement. Such beneficial ownership is hereby disclaimed.

(4) Constitutes restricted stock, whether vested or not vested, issued under our restricted stock incentive plans. Holders have voting but no investment power over unvested restricted shares. Holders of restricted common stock may not prior to an underwritten public offering of at least 15% of our common stock transfer any shares of restricted common stock to a person other than a relative of such holder or a trust established for the benefit of a relative of such holder.

(5) We have informed Mr. Leuliette that he will be eligible for stock option grants under the 2001 Long Term Equity Incentive Plan, as described under "Compensation of Executive Officers."

(6) Includes 661,260 shares owned by The Richard and Jane Manoogian Foundation, for which Mr. Manoogian serves as a director. He shares voting and investment power with respect to the securities owned by the foundation, but Mr. Manoogian disclaims beneficial ownership of such securities. Mr. Manoogian is also chairman of the board of Masco Corporation as well as its chief executive officer. None of the shares beneficially owned by Mr. Manoogian are attributed to, or reported as beneficially owned by, Masco Corporation. Also includes 196,860 shares of restricted stock, whether vested or not vested, owned by Mr. Manoogian. See note 4 above.

(7) Mr. Margolis is an Executive Advisor to Credit Suisse First Boston Equity Partners and as such may be deemed to share beneficial ownership of the shares owned by Credit Suisse First Boston Equity Partners and described in footnote 3 above. Mr. Margolis's business address is Eleven Madison Avenue, New York, N.Y. 10010. Mr. Margolis disclaims beneficial ownership of such shares.

(8) Includes 485,206 shares of restricted stock, whether vested or not vested, issued under our restricted stock incentive plans. Holders have voting but no investment power over unvested restricted shares. See note 4 above.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of non-employee directors, Messrs. Stockman, Cohen, Losh and Manoogian. The Committee is responsible for establishing and administering the Company's executive compensation programs. Matters relating to theadministration of the Company's 2001 Long Term Equity Incentive Plan or otherwise to the grant of options to purchase the Company's stock or any performance-based executive compensation to the Company's executives are considered and acted upon by a subcommittee of non-employee directors, within the meaning of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, and outside directors, within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

COMPENSATION PHILOSOPHY

     The Committee's compensation philosophy is designed to support the Company's primary objective of creating value for shareholders. The Committee believes that the following compensation strategies for the Company's executive officers, including the Chief Executive Officer (the "CEO"), achieve this objective:

    o Attract and retain talented executives -- The Company provides core compensation in the form of base salary and benefit programs that are comparable to those of similarly sized companies in the same industry as the Company.

    o Emphasize pay for performance -- We believe in offering our executive officers bonuses as incentive compensation if certain performance targets are met.

    o Encourage management stock ownership -- The Committee firmly believes that long-term shareholder value will be significantly enhanced by management stock ownership. As a result, the Company is in the process of implementing and is seeking your approval of the Company's 2001 Long Term Equity Incentive Plan.

     Section 162(m) of the Internal Revenue Code generally limits the deductible amount of annual compensation paid to certain individual executive officers to no more than $1 million. Considering the current structure of executive officer compensation and the availability of deferral opportunities, the Committee believes that we will not be denied any significant tax deductions for 2000. The Committee will continue to review tax consequences as well as other relevant considerations in connection with compensation decisions.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Effective February 2001, Mr. Leuliette was appointed as Metaldyne's president and chief executive officer as well as president and chief executive officer of our Metal Forming Group at a base salary of $1,000,000 per year. In addition to his salary, we have advised him that he will be eligible for a performance bonus based upon the 2001 performance of Metaldyne in a target amount equal to 100% of the base salary paid to him. All of these payments, including his salary, will be prorated based upon his time with us. He will also be eligible for a grant of options in 2001 under the 2001 Long-Term Equity Incentive Plan equal to approximately 0.5% of our outstanding common stock at the time of grant, with the grant prorated if he serves a partial year. In addition, Mr. Leuliette is eligible for certain perquisites and other personal benefits the value of which cannot presently be determined. At the time we appointed Mr. Leuliette as president and chief executive officer, the Committee considered the compensation of chief executive officers at similar companies in comparable industries.

                                                         Compensation Committee
                                                    David A. Stockman, Chairman
                                                                 Marshall Cohen
                                                                J. Michael Losh
                                                            Richard A. Manoogian

                      COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table summarizes the annual and long-term compensation of our chief executive officer and the other four highest paid executive officers for 2000, 1999 and 1998, as well as information concerning two of our new executive officers. All of the individuals in the table are referred to collectively as the "named executive officers."

                                                                                      LONG TERM
                                               ANNUAL COMPENSATION(1)            COMPENSATION AWARDS
                                           -------------------------------  ------------------------------
                                                                             OLD RESTRICTED    SECURITIES      ALL OTHER
                                                                                 STOCK         UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR       SALARY           BONUS          AWARDS(2)        OPTIONS           (3)
---------------------------------  ------  -------------  ----------------  ---------------  -------------  --------------
Timothy D. Leuliette(4) .........           $1,000,000                (4)      $        0             (4)             (4)
 President and Chief
   Executive Officer and
   President and Chief
   Executive Officer of Metal
   Forming Group

Grant Beard(5) ..................           $  550,000                (5)      $        0             (5)             (5)
 President and Chief
   Executive Officer of
   Diversified Industrial
   Group

Frank M. Hennessey(6) ...........  2000     $        0      $1,600,000         $  155,000            0         $     0
 Former Chief Executive            1999              1               0          1,915,000      100,000               0
  Officer                          1998              1               0          2,367,000      400,000               0

Lee M. Gardner(7) ...............  2000     $  670,000       $ 115,000         $  144,000            0         $34,000
 Former President and Chief        1999        650,000         231,000            155,000            0         116,000
  Operating Officer                1998        662,000         260,000            344,000       49,000         106,000

Timothy Wadhams(8) ..............  2000     $  456,000       $  78,333         $   98,000            0         $23,000
 Former Executive Vice             1999        442,000         157,000            106,000            0          73,000
  President Finance and            1998        448,000         177,000            951,000       30,000          67,000
  Administration and Chief
  Financial Officer

William T. Anderson(9) ..........  2000     $  269,000       $  45,833         $  116,000            0         $13,000
 Former Vice President --          1999        256,000          93,000             59,000            0          42,000
  Controller                       1998        246,000         105,000            292,000       20,000          38,000

David B. Liner ..................  2000     $  230,000       $  39,000         $   50,000            0         $11,000
 Vice President and General        1999        213,000          80,000             48,000            0          21,000
  Counsel                          1998        197,000          84,000            183,000       14,000          20,000

----------
(1) Officers may receive certain perquisites and personal benefits, the dollar amounts of which are below current SEC thresholds for reporting requirements.

(2) This column sets forth the dollar value, as of the date of grant, of restricted stock awarded under our 1991 Long Term Stock Incentive Plan (the "1991 Plan"), without giving any effect to the recapitalization. Restricted stock awards under the 1991 Plan which had previously vested were treated in the recapitalization like any other share of common stock and were cashed out in the recapitalization and unvested restricted stock awards were replaced immediately following the recapitalization with new restricted stock awards. The following number of restricted shares were awarded in 2000 to the named executive officers in replacement of their prior restricted stock awards: Mr. Hennessey -- 241,390 shares; Mr. Gardner -- 105,480 shares; Mr. Wadhams -- 90,890 shares; Mr. Anderson -- 46,750 shares; and Mr. Liner -- 22,730 shares. As of March 31, 2001, the aggregate number and value (using the $16.90 per share cash price paid in the recapitalization) of unvested restricted shares held by each of the named executive officers were: Mr. Hennessey -- 181,042 shares valued at $3,059,610; Mr. Gardner -- 79,110 shares valued at $1,336,959; Mr. Wadhams -- 68,167 shares valued at $1,152,022; Mr. Anderson -- 35,062 shares valued at $592,548; and Mr. Liner -- 17,047 shares valued at $288,094.

(3) This column includes Metaldyne contributions and allocations under our defined contribution retirement plans for the accounts of each of the named executive officers (Mr. Hennessey -- none; Mr. Gardner -- $34,000; Mr. Wa dhams -- $23,000; Mr. Anderson -- $13,000; and Mr. Liner -- $11,000).

(4) Effective February 2001, Mr. Leuliette was appointed as Metaldyne's president and chief executive officer as well as president and chief executive officer of our Metal Forming Group at an annual salary of $1,000,000. No salary was paid to Mr. Leuliette in 2000. In addition to his salary, we have advised him that he will be eligible for a performance bonus based upon the 2001 performance of Metaldyne in a target amount equal to 100% of the base salary paid to him. All of these payments, including his salary, will be prorated based upon his time with us. He will also be eligible for a grant of options in 2001 under a new option plan being implemented by Metaldyne equal to approximately 0.5% of our outstanding common stock at the time of grant, with the grant prorated if he serves a partial year. For so long as he serves in these capacities, Mr. Leuliette is eligible for certain perquisites and other personal benefits the value of which cannot presently be determined.

(5) Effective February 2001, Mr. Beard was appointed as president and chief executive officer of our Diversified Industrial Products Group at an annual salary of $550,000. No salary was paid to Mr. Beard in 2000. In addition to his salary, he is eligible for a performance bonus in each year in a target amount equal to 60% of his base compensation for the year. He has been guaranteed a minimum bonus of $150,000 for 2001. We intend to grant him options to purchase 163,075 shares of our common stock at an exercise price of $16.90 per share with a vesting schedule of one-third on each anniversary of the award. Mr. Beard is eligible for certain perquisites and other personal benefits the value of which cannot presently be determined. Mr. Beard is also entitled to compensation of approximately three times his annual compensation in the event of certain terminations of his employment including following a change of control.

(6) Upon the recapitalization, Mr. Hennessey stepped down as vice chairman of the board and chief executive officer.

(7) In February 2001, Mr. Gardner stepped down from his position as our president.

(8) Effective April 1, 2001, Mr. Wadhams stepped down from his position as our Executive Vice President Finance and Administration and Chief

      Financial Officer.

(9)   In February 2001, Mr. Anderson stepped down as Vice President-Controller.

OPTION GRANTS TABLE

     No options were granted to the named executive officers in 2000. Pursuant to the recapitalization, all in-the-money options were cashed out and all other options were cancelled.

OPTION EXERCISES AND YEAR-END OPTION VALUE

     No options were exercised in 2000 by any of the named executive officers. Pursuant to the recapitalization, all in-the-money options were cashed out and all other options were cancelled.

PENSION PLANS

     The executive officers participate in pension plans maintained by us for certain of its salaried employees. The following table shows estimated annual retirement benefits payable for life at age 65 for various levels of compensation and service under these plans.

                               PENSION PLAN TABLE


                                        YEARS OF SERVICE(2)

                  ----------------------------------------------------------------
REMUNERATION(1)       5         10         15         20         25         30
----------------- --------- ---------- ---------- ---------- ---------- ----------
$ 100,000          $ 5,645   $11,290    $ 16,935   $ 22,580   $ 28,225   $ 33,870
  200,000           11,290    22,580      33,870     45,161     56,451     67,741
  300,000           16,935    33,870      50,806     67,741     84,676    101,611
  400,000           22,580    45,161      67,741     90,321    112,902    135,482
  500,000           28,225    56,451      84,676    112,902    141,127    169,352
  600,000           33,870    67,741     101,611    135,482    169,352    203,223
  700,000           39,516    79,031     118,547    158,062    197,578    237,093
  800,000           45,160    90,321     135,482    180,643    225,803    270,964

----------
(1) For purposes of determining benefits payable, remuneration in general is equal to the average of the highest five consecutive January 1 annual base salary rates paid by us prior to retirement. The compensation covered by the plans includes compensation paid to Mr. Hennessey by Masco Corporation prior to his employment with us, and equivalent estimates are used where compensation has been curtailed by agreement with us or Masco Corporation.

(2) The plans provide for credit for employment with us or Masco Corporation and their subsidiaries. Vesting occurs after five full years of employment. The benefit amounts set forth in the table above have been converted from the plans' calculated five-year certain and life benefit and are not subject to reduction for social security benefits or for other offsets, except to the extent that pension or equivalent benefits are payable under a Masco Corporation plan. The table does not depict Code limitations on tax-qualified plans because one of our plans is a non-qualified plan established to restore for certain salaried employees (including certain of the named executive officers) benefits that are otherwise limited by the Code. Approximate years of credited service for the named executive officers are: Mr. Hennessey -- 11; Mr. Gardner -- 14; Mr. Wadhams -- 25; Mr. Anderson -- 28; and Mr. Liner -- 21.

     Under our Supplemental Executive Retirement Plan, certain of our officers and other key executives may receive retirement benefits in addition to those provided under our other retirement plans. Each participant is to receive annually upon retirement on or after age 65, an amount which, when combined with benefits from our other retirement plans (and, for most participants, any retirement benefits payable by reason of employment by prior employers) equals up to 60 percent of the average of the participant's highest three years' cash compensation received from us (base salary and regular year-end cash bonus or equivalent estimates where cash compensation has been reduced by agreement with
us). A disability benefit is payable to a participant who has been employed at least two years and becomes disabled. Participants who terminate with more than five years' service before age 65 become entitled to receive a benefit adjusted by an age-and-service vesting schedule that provides for no more than 50 percent vesting upon attainment of age 50 and 100 percent vesting no earlier than age 60, with provision for an additional 20 points of vesting (not to exceed 100 percent in total) should termination by us without cause occur prior to age 65. Such vested benefit is not payable until age 65 and is subject to offset for amounts earned from prior or future employers. A surviving spouse will receive reduced benefits upon the participant's death. A participant and his (or her) surviving spouse may also receive supplemental medical benefits. The plan is unfunded, except that accelerated payment on a present value basis is mandatory following a change in control. Messrs. Gardner, Wadhams and Liner participate in this plan, and each is eligible for a 60 percent benefit at age 65.

RESTRICTED STOCK AWARDS

     Immediately prior to the recapitalization, all existing restricted stock awards were cancelled and, immediately following the recapitalization, these awards were replaced with new restricted stock awards. Twenty-five percent of the shares issued under the new restricted stock awards vested, subject to transfer restrictions, at the time of the recapitalization merger. Holders of the new restricted stock awards could have elected to receive the entire first installment in the form of shares or 60% in the form of shares and 40% in cash, with the amount of cash computed at $16.90 per share (the cash merger consideration per share). The balance of the shares issued under the new restricted stock awards will vest, subject to transfer restrictions, ratably on January 14, 2002, January 14, 2003 and January 14, 2004. Prior to each vesting date for the remaining installments, holders may elect to receive the entire installment in shares, 60% of the installment in shares and 40% in cash, or 100% in cash. Failure to make an election will result in the holder receiving 100% of the installment in cash. The amount of cash paid per share will be $16.90 plus 6% per annum from the date of issuance of the restricted stock award. If the participant chooses shares, the number of shares delivered will be increased by 6% per annum from the date of issuance of the restricted stock award. Metaldyne will be entitled to defer any payment of cash if it is prohibited from making the payment under its credit facilities. In the event of deferral, the amount payable to holders will be increased to 12% per annum instead of 6% per annum.

     The recapitalization agreement provides for a portion of the net proceeds from the disposition of Saturn stock to be paid in respect of common stock (including the restricted stock awards) and eligible options outstanding immediately prior to the recapitalization and all of the amounts in the foregoing paragraph will be adjusted accordingly. As of March 31, 2001, without giving effect to the impact of vesting provisions, the 3,677,498 shares subject to restricted stock awards represented approximately 9.0% of the outstanding Metaldyne common stock.

EMPLOYMENT/CONSULTING AGREEMENTS

     Timothy Wadhams. Prior to the recapitalization, we entered into an employment/consulting agreement with Timothy Wadhams, our former Executive Vice President -- Finance and Administration, to serve at his current rate of base pay plus a bonus which would equal at least 50% of his base pay. The agreement, which is terminable by either party generally on 60 days' notice was terminated by Mr. Wadhams effective on March 31, 2001. Under the agreement, Mr. Wadhams will be paid a stay bonus of $1,200,000. Mr. Wadhams will be available to us for an additional three years as a consultant for an aggregate of $1,150,000 payable over three years, which would accelerate and become payable on a present value basis upon a subsequent change in control. Such payments are also in consideration of Mr. Wadhams' agreeing not to engage in certain competitive activities. Mr. Wadhams is entitled to continuation of health benefits under certain circumstances, and his supplemental executive retirement benefits would also be increased.

     Lee M. Gardner. Prior to the recapitalization, we entered into an employment/consulting agreement with Lee M. Gardner, our former President and Chief Operating Officer, to serve at his former rate of base pay plus a bonus which would equal at least 50% of his base pay. The agreement, which is terminable by either party generally on 60 days notice will terminate in June 2001. Upon termination of the agreement, Mr. Gardner will be paid a stay bonus of $1,500,000 upon his execution of a release in our favor and he would continue for three years to be available as a consultant to us for an aggregate of $1,725,000 payable over three years which would accelerate and become payable on a present value basis upon a subsequent change in control. Such payments would also be in consideration of Mr. Gardner's agreeing not to engage in certain activities that would be competitive with us. Mr. Gardner would be entitled to continuation of health benefits under certain circumstances, and his supplemental executive retirement benefits would also be increased.

     Frank M. Hennessey. Prior to the recapitalization, we entered into an agreement with Mr. Hennessey to serve as a consultant through December 31, 2003 for an annual payment of $500,000. Such payments are also in consideration of Mr. Hennessey's agreement not to engage in certain activities that would be competitive with us.

SEVERANCE AGREEMENTS

     Messrs. Anderson and Liner, our former Vice President -- Controller and our Vice President and General Counsel, respectively, entered into change of control severance agreements with us in connection with the recapitalization. The respective severance arrangements provide for the cash payment of severance benefits equal to two years of base salary and target bonus and benefits continuation in the event that the officer's employment is terminated under specific circumstances within two years of a change of control. Additionally, such agreements provide that, in the event the officer's employment is terminated under certain circumstances within three years of a change of control, any stock awards held by such officer shall continue to stay outstanding and vest in accordance with their terms. The agreements "gross up" the officers to the extent any payments are subject to excise tax as a result of being deemed "excess parachute payments." The recapitalization merger constituted a change of control under these severance arrangements. Mr. Anderson is currently collecting benefits under his change of control agreement.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on our common stock with the cumulative total return of the Standard & Poor's SmallCap 600 Index ("S&P 600 Index") and the Standard & Poor's Trucks & Parts Index ("S&P Trucks Index") for the period from January 1, 1996 through December 29, 2000. Because our common stock was not publicly traded after November 28, 2000, the date of the recapitalization, the cumulative total stockholder return on our common stock for November and December 2000 was assumed to be the same as the return for October 2000. The graph assumes investments of $100 on December 31, 1995 in our common stock, the S&P 600 Index and the S&P Trucks Index, and the reinvestment of dividends.

[GRAPHIC OMITTED]

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John A. Morgan, a member of our compensation committee prior to the recapitalization and a former member of our board, is a managing director of Morgan, Lewis, Githens & Ahn, Inc., an investment bank to whom we paid a $4 million financial advisory fee (plus expenses) in connection with the recapitalization. The other members of our compensation committee prior to the recapitalization were Peter A. Dow, William K. Howenstein and Helmut F. Stern, none of whom are or were our employees. Mr. Gardner, formerly one of our executive officers and a director, is a member of the board of directors of MSX International, Inc., a former affiliate of the Company, and serves on its Compensation Committee. Mr. Manoogian, one of our directors, is also a member of the board of directors of MSX International, Inc. Mr. Stallkamp, one of our directors, is an executive officer of MSX International, Inc.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SHAREHOLDERS AGREEMENT

     In connection with the recapitalization, Heartland, Credit Suisse First Boston Equity Partners, L.P., Masco Corporation, Richard Manoogian, their various affiliates and certain other stockholders of Metaldyne, Inc. entered into a Shareholders Agreement regarding their ownership of our common stock. References to a shareholder below refer only to those that are party to the Shareholders Agreement. References to Heartland and CSFB refer to all of their respective affiliated entities collectively, unless otherwise noted. Owners of an aggregate of approximately 90% of our outstanding common stock are party to the Shareholders Agreement.

     Election of Directors. The Shareholders Agreement provides that the parties will vote their shares of common stock in order to cause:

     (1) an amendment to our Bylaws to provide that the authorized number of directors on our board of directors shall be as recommended by Heartland in its sole discretion.

     (2)  the election to the board of directors of:

          o such number of directors as shall constitute a majority of the board of directors as designated by Heartland Industrial Partners, L.P.;

          o    one director designated by Masco; and

          o one director designated by CSFB after consultation with Heartland.

Masco's ability to designate one director to the board of directors will terminate when it ceases to own a majority of the shares of common stock held by it as of the closing of the recapitalization subject to certain exceptions. CSFB's ability to designate one director to the board of directors will terminate when it ceases to own a majority of the shares of common stock held by it as of the closing of the recapitalization.

     Transfers of Common Stock. Prior to the date we have consummated a public offering of our common stock of at least $100.0 million (a "Qualifying Public Equity Offering"), the Shareholders Agreement restricts transfers of common stock except for transfers: (1) to a permitted transferee of a stockholder, (2) pursuant to the "right of first offer" provision discussed below, (3) pursuant to the "tag-along" provision discussed below, (4) pursuant to the "drag-along" provision discussed below and (5) pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.

     Right of First Offer. The Shareholders Agreement provides that prior to a Qualifying Public Equity Offering no stockholder party to the agreement may transfer any of its shares other than to a permitted transferee of such stockholder or pursuant to the "tag-along" and "drag-along" provisions unless such stockholder shall offer such shares to us. We shall have the option for 15 business days to purchase such shares. If we decline to purchase the shares, then Heartland shall have the right to purchase such shares for an additional 10 business day period. Any shares not purchased by us or Heartland can be sold by such stockholder party to the agreement at a price not less than 90% of the price offered to us or Heartland.

     Tag-Along Rights. The Shareholders Agreement grants to the stockholders party to the agreement, subject to certain exceptions, in connection with a proposed transfer of common stock by Heartland or its affiliates, the right to require the proposed transferee to purchase a proportionate percentage of the shares owned by the other stockholders at the same price and upon the same economic terms as are being offered to Heartland. These rights terminate upon a Qualifying Public Equity Offering.

     Drag-Along Rights. The Shareholders Agreement provides that when Heartland and its affiliates enter into a transaction resulting in a substantial change of control of Metaldyne Corporation, Heartland has the right to require the other stockholders to sell a proportionate percentage of shares of common stock in such transaction as Heartland is selling and to otherwise vote in favor of the transactions effecting such substantial change of control. These rights terminate upon a Qualifying Public Equity Offering.

     Information. Pursuant to the Shareholders Agreement, each stockholder party to the agreement is entitled to receive our quarterly and annual financial statements. In addition, such stockholders who maintain 25% of their original equity investment in us will be entitled to receive prior to a Qualifying Public Equity Offering certain monthly financial information and certain other information as they may reasonably request and will have the opportunity to meet with our senior management on an annual basis and certain stockholders will be able to meet quarterly with our senior management.

     Observer Rights. Our shareholders who are also investors ("HIP Co-Investor") in one of Heartland's funds and have invested at least $40.0 million in our common stock or own at least 10% of our outstanding common stock have the right to attend all meetings of the board of directors, including committees thereof, solely in a non-voting observer capacity. These rights terminate upon a Qualifying Public Equity Offering.

     Preemptive Rights. Subject to certain exceptions, the Shareholders Agreement provides that if we issue, sell or grant rights to acquire for cash any shares of common stock or options, warrants or similar instrument or any other security convertible or exchangeable therefor ("Equity Interests"), or any equity security linked to or offered or sold in connection with any of our Equity Interests, then we will be obligated to offer certain stockholders or Heartland the right to purchase at the sale price and on the same terms and conditions of the sale, such amount of shares of common stock or such other Equity Security as would be necessary for such stockholders or Heartland to maintain its then current beneficial ownership interest in us. These rights terminate upon a initial public offering by us.

     Affiliate Transactions. Subject to certain exceptions, the Shareholders Agreement provides that Heartland and its affiliates will not enter into transactions with us or our subsidiaries involving consideration in excess of $1.0 million without the approval of Masco Corporation and the HIP Co-Investors.

     Registration Rights. The Shareholders Agreement provides the stockholders party to the agreement with unlimited piggy-back rights each time we file a registration statement except for registrations relating to (1) shares underlying management options, (2) an initial public offering consisting of primary shares and (3) the shares registered pursuant to that certain registration statement declared effective in April 2001. In addition, on the earlier of (1) five years after the closing of the recapitalization or (2) an initial public offering of Metaldyne Corporation, Heartland, CSFB, Masco Corporation and Richard Manoogian have the ability to demand the registration of their shares, subject to various hold back and other agreements. The Shareholders Agreement grants two demand registrations to Masco Corporation, one demand registration to Richard Manoogian, three demand registrations to CSFB and an unlimited number of demands to Heartland.

     Approval and Consultation Rights. The Shareholders Agreement provides that prior to a Qualifying Public Equity Offering we will consult with CSFB in respect to any issues that in our good faith judgment are material to our business and operations. In addition, prior to a Qualifying Public Equity Offering, CSFB will have the right to approve:

    o certain acquisitions by us;

    o the selection of a chief executive officer;

    o certain debt restructurings; and

    o any liquidation or dissolution of us.

MONITORING AGREEMENT

     We and Heartland are parties to a Monitoring Agreement pursuant to which Heartland is engaged to provide consulting services to us with respect to financial and operational matters. Heartland will receive a fee of $4.0 million for such services in fiscal year 2001, plus reimbursement of expenses. Approximately $333,000 was accrued in 2000 (and paid in 2001) under this agreement. After 2001, Heartland will receive a fee for such services equal to the greater of (1) $4.0 million or (2) 0.25% of our total assets. In addition to providing ongoing consulting services, Heartland will also assist in acquisitions, divestitures and financings, for which Heartland will receive a fee equal to 1% of the value of such transaction. The monitoring agreement also provides that Heartland will be reimbursed for its reasonable out-of-pocket expenses. In 2000, we paid Heartland approximately $24.0 million in fees and reimbursed it for its expenses in connection with the recapitalization and the acquisition of Simpson.

CORPORATE SERVICES AGREEMENT

     Under a Corporate Services Agreement, Masco Corporation provides us and our subsidiaries with office space for executive offices, use of its data processing equipment and services, certain research and development services, corporate administrative staff and other support services in return for payment of an annual base service fee of .8% of our consolidated annual net sales, subject to adjustments. This agreement also provides for various license rights and confidential treatment of information which may arise from Masco Corporation's performance of research and development services on our behalf. As a result of the recapitalization, the Corporate Services Agreement was amended. Under the amended agreement the fee for such services will be mutually agreed to by us and Masco Corporation but will not exceed $3.0 million during fiscal year 2001 and $500,000 during fiscal year 2002, with a concurrent reduction of the services provided to us by Masco Corporation.

CORPORATE OPPORTUNITIES AGREEMENT

     Masco Corporation and we are parties to a Corporate Opportunities Agreement which materially restricts the ability of either party to acquire or otherwise make an investment in a business if the other party has an investment in such business, except that Masco Corporation is unrestricted from investing in any company engaged in home improvement or building products or service businesses. The agreement terminates on the earlier of November 28, 2002 or six months after corporate services are no longer required to be provided under the Corporate Services Agreement.

SUBORDINATED LOAN AGREEMENT

     We are a party to a subordinated loan agreement with Masco Corporation pursuant to which Masco has agreed to purchase, at par, at any time on or before October 31, 2003 up to $100.0 million aggregate principal amount of subordinated notes from us. Our credit facility obligates use of any proceeds from the sale of the notes solely to meet our obligations under our 4 1/2% Convertible Subordinated Debentures due 2003. The interest rate on the notes is based on a spread over the average treasury rate or a comparable debt issue rate subject to a cap of 14.5% at the time of issuance of the note subject to increase. We have agreed to pay Masco a commitment fee of 0.125% per annum on Masco's unused commitment under the subordinated loan agreement. Masco's obligation to purchase notes from us pursuant to the subordinated loan agreement is subject to the accuracy of our representations and warranties, the absence of any bankruptcy with respect to us, and the absence of an event of default under our credit facility. Notes under the subordinated loan agreement can be issued from time to time and mature on June 30, 2009. Any notes issued under the subordinated loan agreement are subordinate in right of payment to the prior indefeasible payment and satisfaction in full of all of our existing and future senior indebtedness.

GMTI STRATEGIC COOPERATION AGREEMENT

     We have entered into a Strategic Cooperation Agreement with Global Metal Technologies, Inc., or GMTI, which is wholly owned by Heartland. The agreement establishes a strategic relationship for establishing a full metal forming and fabrication platform serving automotive and other industrial OEMs. The agreement establishes a general framework for the relationship and we expect to enter into more definitive agreements with one another as appropriate. In general, it relates to ordinary course business activities and is intended to result in benefits for us and GMTI from our affiliation. We believe that the terms to Metaldyne, taken as a whole, are not less favorable than might be obtained from a third party. Among other things, we and GMTI have agreed to provide one another with certain corporate services and functions, such as joint marketing of certain customers, human resources staff, finance and accounting support, information technology resources and quality control and engineering services. These services will be provided at our respective costs. Certain products and services of GMTI may be marketed under the Metaldyne name, but we have not licensed or authorized GMTI or any of its subsidiaries for the use of our name. We have also entered into strategic raw material and energy purchase arrangements to achieve volume and other discounts and benefits from which we and GMTI can both profit. It is not presently possible to estimate the total net payments under the agreement or whether we will be a net recipient or payer of amounts. We do not expect the amounts to be material to us in any event. As of March 31, 2001, GMTI owed Metaldyne approximately $3 million, net of amounts owed by Metaldyne. The strategic cooperation agreement is terminable by either party under certain circumstances or if we and GMTI cease to be within Heartland's common control.

OTHER

     In connection with the recapitalization and the acquisition of Simpson we paid fees and expenses of approximately $11.2 million to affiliates of Credit Suisse First Boston Equity Partners, L.P.

                                PROPOSAL NO. 2
                     APPROVAL OF THE METALDYNE CORPORATION
                     2001 LONG TERM EQUITY INCENTIVE PLAN

     The Board of Directors is seeking stockholder approval of the Metaldyne Corporation 2001 Long Term Equity Incentive Plan (the "Plan"). The following summary of the Plan is qualified in its entirety by express reference to the Plan, which is attached as Annex A to this Proxy Statement.

GENERAL

     The Plan is intended to provide incentives to attract, retain and motivate employees, consultants and directors in order to achieve the Company's long-term growth and profitability objectives. The Plan will provide for the grant to eligible employees, consultants and directors of stock options, stock appreciation rights, restricted shares, restricted share units payable in shares of Common Stock or cash, stock awards in lieu of cash awards, dividend equivalents and other stock-based awards (the "Awards"). An aggregate of 4,960,000 shares of Common Stock have been reserved for issuance under the Plan subject to anti-dilution adjustments in the event of certain changes in the Company's capital structure. See "-- Capital Structure Changes." Shares issued pursuant to the Plan will be either authorized but unissued shares or treasury shares.

ELIGIBILITY AND ADMINISTRATION

     Officers, other employees, consultants and directors of the Company and its subsidiaries and affiliates will be eligible to be granted Awards under the Plan. The Plan will be administered by the Compensation Committee or such other committee of the Board of Directors (or the entire Board) as may be designated by the Board (the "Committee"). The Committee will determine which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards.

     The Committee will be permitted to delegate to officers of the Company the authority to perform administrative functions for the Plan and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine to the extent permitted under Rule 16b-3 of the Exchange Act and applicable law.

AWARDS

     Incentive stock options intended to qualify for special tax treatment in accordance with the Code and non-qualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. The terms of incentive stock options will comply with the provisions of Section 422 of the Code. Awards may be granted alone, in tandem with or in exchange for any other Award.

     A share appreciation right ("SAR") will entitle the holder thereof to receive with respect to each share subject thereto, an amount equal to the excess of the fair market value of one share of Common

Stock on the date of exercise (or, if the Committee so determines, at any time during a specified period before or after the date of exercise) over the exercise price of the SAR set by the Committee as of the date of grant. Payment with respect to SARs may be made in cash or shares of Common Stock as determined by the Committee.

     During a calendar year, the maximum number of shares of Common Stock with respect to which options and SARs may be granted to an eligible participant under the Plan will be 2,225,000 shares.

     Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of employment during any applicable restriction period.

     A restricted share unit will entitle the holder thereof to receive shares of Common Stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to deferral or restriction will be forfeited upon termination of employment during any applicable deferral or restriction period.

     Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of employment during any applicable performance period.

     Performance objectives may vary from employee to employee and will be based upon such one or more performance criteria as the Committee may deem appropriate, including: appreciation in value of the Common Stock; total shareholder return; earnings per share; operating income; net income; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; earnings before interest, taxes, depreciation and amortization; revenues; expenses; operating profit margin; operating cash flow; and net profit margin. The Committee may revise performance objectives if significant events occur during the performance period which the Committee expects to have a substantial effect on such objectives.

     During a calendar year, the maximum number of shares of Common Stock with respect to which restricted shares, restricted share units, performance shares and performance units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code to an eligible participant under the Plan will be the equivalent of 500,000 shares.

     Dividend equivalents granted under the Plan will entitle the holder thereof to receive cash, shares of Common Stock or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. The Committee is also authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan.

NONTRANSFERABILITY

     Awards will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative, provided that, if the Committee expressly so provides, an

Award (other than an incentive stock option) may be transferred by a participant to members of his or her immediate family or to a trust or other entity established for the exclusive benefit of solely one or more members of the participant's immediate family.

CAPITAL STRUCTURE CHANGES

     In the event that the Committee determines that any dividend in shares, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award.

AMENDMENT AND TERMINATION

     The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors at any time, in whole or in part. However, any amendment, as it applies to incentive stock options, for which stockholder approval is required by Section 422 of the Code will not be effective until such approval has been attained. In addition, no amendment, alteration, suspension, discontinuation or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of a participant under any Award theretofore granted to him or her without the consent of the affected participant. Unless earlier terminated, the Plan will expire on March 8, 2011, and no further awards may be granted thereunder after such date.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax consequences of the Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any other applicable tax laws. The provisions of the Code, regulations thereunder and related interpretations are complicated and their impact in any one case may depend upon the particular circumstances relating thereto.

STOCK OPTIONS

     In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a non-qualified stock option or an incentive stock option.

     Upon the exercise of a non-qualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

     Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an incentive stock option granted under the Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a non-qualified stock option. Also, an incentive stock option granted under the Plan will be treated as a non-qualified stock option to the extent it first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

     If shares of Common Stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years from the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and the Company will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

     Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

RESTRICTED STOCK

     A participant who receives shares of restricted stock will generally recognize ordinary income at the time such shares vest. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized, determined without regard to any restrictions other than restrictions which by their terms will never lapse. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is nontransferable will be ordinary compensation income to the participant (and generally deductible by the Company).

     In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARS AND OTHER AWARDS

     With respect to SARs and other Awards under the Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

PAYMENT OF WITHHOLDING TAXES

     The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with Awards under the Plan.

SPECIAL RULES

     Special rules apply if the exercise price for an option is paid in shares previously owned by the optionee rather than in cash.

LIMITATION ON DEDUCTIBILITY

     Section 162(m) of the Code generally limits the deductible amount of annual compensation paid by a public company to a "covered employee" (i.e., the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company currently intends to structure stock options granted under the Plan to comply with an exception to nondeductibility under Section 162(m) of the Code.

NEW PLAN BENEFITS

     No benefits have been granted to any participant under the new Plan and therefore a "New Plan Benefits" table has not been included.

     The affirmative vote of a majority of the votes cast on this proposal is required for approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE METALDYNE CORPORATION 2001 LONG TERM EQUITY INCENTIVE PLAN.

                                PROPOSAL NO. 3
                           APPROVAL OF THE METALDYNE
           CORPORATION EXECUTIVE OFFICERS ANNUAL VALUE CREATION PLAN

General

     The Company's Board of Directors has adopted the Executive Officers Annual Value Creation Plan pursuant to which executive officers of the Company may be entitled to receive annual bonus compensation contingent upon the attainment of certain performance goals.

     In order to qualify under the performance-based compensation exception under Section 162(m) of the Code, and thereby avoid potential nondeductibility of bonus compensation paid to certain executive officers, the material terms of the executive officers bonus plan (including the class of eligible participants, the performance criteria contemplated by the plan and the maximum amount payable under the plan) must be approved by stockholders periodically. Accordingly, the Executive Officers Annual Value Creation Plan is being submitted for approval by stockholders.

     A copy of the Executive Officers Annual Value Creation Plan is attached as Annex B to this Proxy Statement. The material features of the Executive Officers Annual Value Creation Plan are described below, but this description is only a summary and is qualified in its entirety by reference to the actual text of the Executive Officers Annual Value Creation Plan.

Purpose

     The purpose of the Executive Officers Annual Value Creation Plan is to provide executives of the Company with an opportunity to earn annual bonus compensation as an incentive and reward for their leadership, ability and exceptional services.

Administration

     The Executive Officers Annual Value Creation Plan will be administered by a committee of the board of directors of the Company consisting of not less than two persons who, to the extent required to satisfy the exception for performance based compensation under Section 162(m) of the Code, will be "outside directors" within the meaning of such section.

     Subject to the express provisions of the Executive Officers Annual Value Creation Plan, the committee of outside directors has the authority to (i) establish performance goals for the granting of annual bonuses for each plan year, (ii) determine the executives to whom annual bonus awards are to be made for each plan year, (iii) determine whether the performance goals for any plan year have been achieved, (iv) authorize payment of annual bonuses under the Executive Officers Annual Value Creation Plan, (v) adopt, alter and repeal such administrative rules, guidelines and practices governing the Executive Officers Annual Value Creation Plan as it deems advisable, and (vi) interpret the terms and provisions of the Executive Officers Annual Value Creation Plan.

Determination of Awards

     The amount of any annual bonus granted to an executive for any plan year will be an amount not greater than $3 million, which amount will be determined based on the achievement of one or more performance goals established by the committee of outside directors with respect to such executive. Performance goals may vary from executive to executive and shall be based upon such one or more of the following performance criteria as the committee of outside directors may deem appropriate: appreciation in stock value, total stockholder return, earnings per share, operating income, net income, pro forma net income, return on equity, return on designated assets, return on capital, economic value added, earnings, earnings before interest, taxes, depreciation and amortization, revenues, expenses, operating profit margin, operating cash flow, gross profit margin or net profit margin. The performance goals may be determined by reference to the performance of the Company, or of a subsidiary or affiliate, or of a division or unit of any of the foregoing. Not later than the day immediately preceding the first day of the plan year (or a later date as may be permitted pursuant to Section 162(m) of the Code), the committee of outside directors will establish (i) the executives who will be eligible for an annual bonus for such plan year, (ii) the performance goals for such plan year, and
(iii) the corresponding annual bonus amounts payable under the Executive Officers Annual Value Creation Plan upon achievement of the performance goals.

Payment of Award

     An annual bonus (if any) to any executive for a plan year will be paid after the end of the plan year, provided, however, that the committee of outside directors shall have first certified in writing, (i) that a performance goal with respect to the executive for such fiscal year was satisfied and the level of the goal attained, and (ii) the amount of each executive's annual bonus. The Committee, unless it determines otherwise, shall have the discretion to decrease the amount otherwise payable under an Award. If an executive dies after the end of a plan year but before receiving payment of any annual bonus, the amount will be paid to a designated beneficiary or, if no beneficiary has been designated, to the executive's estate. Notwithstanding the foregoing, the committee of outside directors may determine by separate employment agreement with any executive or otherwise, that all or a portion of an executive's annual bonus for a plan year will be payable to such executive upon his death, disability, or termination of employment, or upon a change of control of the Company, during the plan year.

Non-Transferability

     No annual bonuses or rights under the executive officers bonus plan may be transferred or assigned other than by will or by the laws of descent and distribution.

Amendments and Termination

     The entire board of directors may terminate the Executive Officers Annual Value Creation Plan and may amend it from time to time; provided, however, that no termination or amendment of the executive officers bonus plan will adversely affect the rights of an executive or a beneficiary to a previously certified annual bonus. Amendments to the Executive Officers Annual Value Creation Plan may be made without stockholder approval except as required to satisfy Section 162(m) of the Code.

Certain Federal Income Tax Consequences

     The following is a summary of certain Federal income tax aspects with respect to the Executive Officers Annual Value Creation Plan based upon the laws in effect on the date hereof.

     Upon payment of an annual bonus to an executive for any plan year pursuant to the Executive Officers Annual Value Creation Plan, such executive will recognize ordinary income in the amount of such annual bonus on the date the compensation is paid.

     The Company will generally be entitled to a deduction in the amount taxable as ordinary income to an executive, subject to the limitation imposed by Section 162(m) of the Code. The Company intends that compensation paid to an executive pursuant to the executive officers bonus plan will generally qualify as "performance-based compensation" under Section 162(m) of the Code and, consequently, should generally not be subject to the $1 million deduction limit thereunder.

     The foregoing is based upon Federal tax laws and regulations as presently in effect and does not purport to be a complete description of the Federal income tax aspects of the Executive Officers Annual Value Creation Plan. Also, the specified state and local tax consequences to an executive and the Company may vary, depending upon the laws of the various states and localities and the individual circumstances of the executive.

New Plan Benefits

     The amount of benefits payable in the future under the executive officers bonus plan is not currently determinable and, as of the date hereof, the Company has paid no bonuses under this plan.

     The affirmative vote of a majority of the votes cast on this proposal is required for approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE METALDYNE CORPORATION EXECUTIVE OFFICERS ANNUAL VALUE CREATION PLAN.

                                PROPOSAL NO. 4
                         RATIFICATION OF SELECTION OF
                            INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has selected the independent public accounting firm of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to audit our financial statements for the year 2001, and we believe it appropriate to submit our choice for ratification by stockholders.

     PricewaterhouseCoopers has acted as our independent certified public accounting firm since our formation in 1984. It has performed services of an accounting and auditing nature and, from time to time, has provided other consulting services for the Company. Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have the opportunity to make a statement and are expected to be available to respond to appropriate questions. If the selection is not ratified, the Board will consider selecting another public accounting firm as the independent auditors.

     The affirmative vote of a majority of the votes cast is required for the ratification of the selection of independent auditors. Abstentions are not counted as votes cast, and therefore do not affect the ratification of the selection of auditors.

     The affirmative vote of a majority of the votes cast on this proposal is required for approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR 2001.

                PRICEWATERHOUSECOOPERS LLP FEES FOR FISCAL 2000

     Audit Fees. Audit fees (including expenses) billed (or billable) to us by PricewaterhouseCoopers LLP with respect to the fiscal 2000 financial statements were $1,420,000.

     Financial Information Systems Design And Implementation Fees. No services were performed by, or fees incurred to, PricewaterhouseCoopers LLP in connection with financial information systems design and implementation projects for fiscal 2000.

     All other Fees. All other fees billed by PricewaterhouseCoopers LLP with respect to Fiscal 2000 were $2,130,000.

     The Audit Committee considered whether the provision of services described above under "All Other Fees" is compatible with maintaining
PricewaterhouseCoopers' independence.

                            AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors consists of Messrs. Tredwell, Losh, Margolis and Valenti, who are non-employee directors, and operates under a written charter adopted by the Board of Directors and is attached as Annex C to this proxy statement. The Audit Committee recommends to the Board of Directors the selection of our independent auditors.

     Management is responsible for our accounting practices, internal controls, the financial reporting process and preparation of our consolidated financial statements. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee further discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (communications with Audit Committees).

     Our independent auditors also provided to the Audit Committee the written disclosures and letter required by the Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence and satisfied itself as to such accountant's independence.

     Based upon the Audit Committee's discussion with management and the independent auditors, the Audit Committee recommended to the board of directors that our audited financial statements as and for the fiscal year ended December 31, 2000 be included in our Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

                                                Audit Committee
                                                Daniel P. Tredwell, Chairman
                                                J. Michael Losh
                                                David I. Margolis
                                                Samuel Valenti, III

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of beneficial ownership and changes in such ownership with the SEC. Such officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of copies of such forms furnished to us, or written representations from certain reporting persons, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except for two late filings on behalf of each of Mr. Cohen and Mr. Valenti.

             STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     Stockholders who intend to present a proposal for inclusion in our proxy statement and proxy relating to the 2002 Annual Meeting or at such Meeting must provide written notice of such intent to our Chairman or Secretary at our address stated in the Notice of Annual Meeting by December 21, 2001. We will have the right to exercise discretionary voting authority on any matter presented at the 2002 Annual Meeting that has not been presented to us in writing by December 21, 2001.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be voted upon at the meeting. If any other matters properly come before the meeting requiring a vote by our stockholders, including any question as to adjournment of the meeting, the persons named in the enclosed proxy will vote the shares represented thereby with respect to such matters in accordance with their best judgment in our interests.

                                              By Order of the Board of Directors


                                                    R. JEFFREY POLLOCK
                                                    Secretary

Plymouth, Michigan
April 22, 2001

                                                                        ANNEX A

                             METALDYNE CORPORATION
                     2001 LONG TERM EQUITY INCENTIVE PLAN

  1. Purposes.

     The purposes of the 2001 Long Term Equity Incentive Plan are to advance the interests of the Company and its shareholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company, its Subsidiaries and Affiliates upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

  2. Definitions.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

     (b) "Award" means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

     (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

     (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     (e) "Board" means the Board of Directors of the Company.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

     (g) "Committee" means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code; and provided further that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

     (h) "Company" means Metaldyne Corporation, a corporation organized under the laws of Delaware, or any successor corporation.

     (i) "Director" means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

     (j) "Dividend Equivalent" means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

     (k) "Eligible Person" means (i) an employee of or consultant to the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to a person, in connection with his or her hiring or retention as an employee or consultant, prior to the date the employee or consultant first performs services for the Company, a Subsidiary or an Affiliate, provided that any such Award shall not become exercisable or vested prior to the date the employee or consultant first performs such services as an employee or consultant.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

     (m) "Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

     (n) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

     (o) "NQSO" means any Option that is not an ISO.

     (p) "Option" means a right, granted under Section 5(b), to purchase Shares.

     (q) "Other Share-Based Award" means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

     (r) "Participant" means an Eligible Person who has been granted an Award under the Plan.

     (s) "Performance Share" means a performance share granted under Section
   5(f).

     (t) "Performance Unit" means a performance unit granted under Section 5(f).

     (u) "Plan" means this 2001 Long Term Equity Incentive Plan.

     (v) "Restricted Shares" means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

     (w) "Restricted Share Unit" means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

     (x) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (y) "SAR" or "Share Appreciation Right" means the right, granted under
   Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

     (z) "Shares" means common stock, $1.00 par value per share, of the Company.

     (aa) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

  3. Administration.

     (a) Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

     (i) to select Eligible Persons to whom Awards may be granted;

     (ii) to designate Affiliates;

     (iii) to determine the type or types of Awards to be granted to each Eligible Person;

     (iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, the terms of any put or call rights with respect to an Award, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

     (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

     (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

     (vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

     (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

     (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

     (x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

     (xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     (b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

     (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     (d) Limitation on Committee's Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, if the Award Agreement so provides, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

  4. Shares Subject to the Plan.

     (a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 4,960,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

     (b) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 2,225,000 Shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 500,000 Shares during a calendar year to any Eligible Person under this Plan.

     (c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

     (d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

  5. Specific Terms of Awards.

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

     (b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs and which may be reload Options, to Eligible Persons on the following terms and conditions:

     (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee, and the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

     (ii) Option Term. The term of each Option shall be determined by the Committee.

     (iii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

     (iv) Early Exercise. The Committee may provide at the time of grant or any time thereafter, in its sole discretion, that any Option shall be exercisable with respect to Shares that otherwise would not then be exercisable, provided that, in connection with such exercise, the Participant enters into a form of Restricted Share agreement approved by the Committee.

     (v) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

     (c) SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

     (i) Right to Payment. An SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price of the SAR as determined by the Committee as of the date of grant of the SAR (which, in the case of an SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

     (ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

     (d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

     (i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied.

     (ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

     (iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

     (iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

     (v) Early Exercise Options. The Committee shall award Restricted Shares to a Participant upon the Participant's early exercise of an Option under
   Section 5(b)(iv) hereof. Unless otherwise determined by the Committee, the lapse of restrictions with respect to such Restricted Shares shall occur on the same schedule as the vesting of the Option for which the Restricted Shares were exercised.

     (e) Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

     (i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

     (ii) Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or egulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

     (f) Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

     (i) Performance Period. The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the Shares; total shareholder return; earnings per share; operating income; net income; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; earnings before interest, taxes, depreciation and amortization; revenues; expenses; operating profit margin; operating cash flow; and net profit margin. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

     (ii) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met. The Committee must certify in writing that the applicable performance criteria were satisfied prior to payment under any Performance Shares or Performance Units.

     (iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

     (iv) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

     (v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to the payment of any Performance Share or Performance Unit that the performance objectives and any other material terms were in fact satisfied.

     (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

     (h) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this
Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

  6. Certain Provisions Applicable to Awards.

     (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

     (b) Terms of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

     (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

     (d) Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person's creditors.

     (e) Noncompetition; Nonsolicitation. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, on any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not, directly or indirectly, engage in competition with, or solicit or cause to be solicited employees or customers of, the Company or any Subsidiary or Affiliate.

  7. General Provisions.

     (a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

     (b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee's, consultant's or director's employment or service at any time.

     (c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's tax obligations.

     (d) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment or alteration as it applies to ISOs shall be subject to the approval of the Company's shareholders to the extent such shareholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

     (e) No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

     (f) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

     (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Delaware without giving effect to principles of conflict of laws thereof.

     (k) Effective Date; Plan Termination. The Plan shall become effective as of March 8, 2011 (the "Effective Date") subject to approval by the shareholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date. Termination of the Plan shall not affect Awards granted prior to such termination.

     (l) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                                                                        ANNEX B

                             METALDYNE CORPORATION
                 EXECUTIVE OFFICERS ANNUAL VALUE CREATION PLAN

SECTION 1. Purpose.

     Metaldyne Corporation (the "Company") hereby establishes, subject to shareholder approval, this Executive Officers Annual Value Creation Plan (the "Plan") in order to provide the Company's executive officers with an opportunity to earn annual bonus compensation, contingent on the achievement of certain performance goals, as an incentive and reward for their leadership, ability and exceptional services.

SECTION 2. Definitions.

     2.1 "Award" means the amount of bonus compensation to which an Eligible Employee is entitled for each Plan Year as determined by the Committee pursuant to Section 4 and 5 of the Plan.

     2.2 "Code" means the Internal Revenue Code of 1986, as amended, including applicable regulations thereunder.

     2.3 "Committee" means a committee of the Company's Board of Directors (the "Board") consisting of not less than two persons who, to the extent required to satisfy the exception for performance-based compensation under Section 162(m) of the Code are "outside directors" within the meaning of such section. The members of the Committee shall serve at the pleasure of the Board.

     2.4 "Determination Date" means the day immediately preceding the first day of a Plan Year or such later date by which the Committee may establish performance goals for a Plan Year without causing an Award to be treated as other than performance-based compensation within the meaning of Section 162(m) of the Code.

     2.5 "Eligible Employee" means any executive officer of the Company.

     2.6 "Plan Year" means a calendar year or such other period established by the Committee.

SECTION 3. Administration.

     The Plan shall be administered by the Committee. The Committee shall have the authority to establish performance goals for the awarding of Awards for each Plan Year, to determine the Eligible Employees to whom Awards are to be made for each Plan Year; to determine whether performance goals for each Plan Year have been achieved; to authorize payment of Awards under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; and to interpret the terms and provisions of the Plan. All determinations made by the Committee with respect to the Plan and Awards thereunder shall be final and binding on all persons, including the Company and all Eligible Employees.

SECTION 4. Determination of Awards.

     The amount of an Award for any Plan Year shall be an amount not greater than $3 million, which amount shall be determined based on the achievement of one or more performance goals established by the Committee with respect to such Eligible Employee. Performance goals may vary from Eligible Employee to Eligible Employee and shall be based upon such one or more of the following performance criteria as the Committee may deem appropriate: appreciation in share value; total shareholder return; earnings per share; operating income; net income; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; earnings before interest, taxes, depreciation and amortization; revenues; expenses; operating profit margin; operating cash flow; gross profit margin or net profit margin. The performance goals may be determined by reference to the performance of the Company, or of a subsidiary or affiliate, or of a division or unit of any of the foregoing.

No later than the Determination Date, the Committee shall establish (i) the Eligible Employees who shall be eligible for an Award for such Plan Year, (ii) the performance goals for such Plan Year and (iii) the corresponding Award amounts payable under the Plan upon achievement of such performance goals.

SECTION 5. Payment of Award.

     An Award (if any) to any Eligible Employee for a Plan Year shall be paid after the end of the Plan Year, provided, however, that the Committee shall have first certified in writing (i) that a performance goal with respect to such Eligible Employee for such Plan Year was satisfied and the level of such goal attained, and (ii) the amount of each such Eligible Employee's Award. The Committee, unless it determines otherwise, shall have the discretion to decrease the amount otherwise payable under an Award. If an Eligible Employee dies after the end of a Plan Year but before receiving payment of any Award, the amount of such Award shall be paid to a designated beneficiary or, if no beneficiary has been designated, to the Eligible Employee's estate, in the form of a lump sum payment in cash as soon as practicable after the Award for the Plan Year has been determined and certified in accordance with this Section 5. Notwithstanding the foregoing, the Committee may determined, by separate employment agreement with any Eligible Employee or otherwise, that all or a portion of an Award for a Plan Year shall be payable to the Eligible Employee upon the Eligible Employee's death, disability or termination of employment with the Company, or upon a change of control of the Company, during the Plan Year.

SECTION 6. Non-transferability.

     No Award or rights under this Plan may be transferred or assigned other than by will or by the laws of descent and distribution.

SECTION 7. Amendments and Termination.

     The Board may terminate the Plan at any time and may amend it from time to time, provided, however, that no termination or amendment of the Plan shall adversely affect the rights of an Eligible Employee or a beneficiary to a previously certified Award. Amendments to the Plan may be made without shareholder approval except as required to satisfy Section 162(m) of the Code.

SECTION 8. General Provisions.

     8.1 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan or any Award hereunder shall confer upon an Eligible Employee any right to continued employment.

     8.2 No member of the Board of the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees or the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 9. Effective Date of Plan.

     The Plan shall become effective as of January 1, 2001, subject to approval by the shareholders of the Company.

                                                                        ANNEX C

                     CHARTER OF THE AUDIT COMMITTEE OF THE
                  BOARD OF DIRECTORS OF METALDYNE CORPORATION

This CHARTER of the Audit Committee of the Board of Directors of Metaldyne Corporation (the "Company") specifies:

   1.The scope of the Committee's responsibilities and how it carries out those responsibilities, including the structure of the Committee, the processes the Committee follows and its membership requirements;

   2.That the Committee and the Board of Directors of the Company have ultimate authority and responsibility for financial reporting matters; and

   3.The Committee's responsibilities regarding auditor independence, including
     (i) ensuring its receipt of a written statement from the Company's auditors that delineates all relationships between the auditors and the Company,
     (ii) actively engaging in a dialogue with the auditors with respect to any disclosed relationships, and (iii) making appropriate recommendations to help ensure auditor independence.

     The Committee shall assist the Board of Directors in the discharge of its responsibilities relating to the accounting practices, internal controls and financial reporting of the Company. The Committee shall be constituted and shall follow such rules of procedure as may be determined from time to time by the Board of Directors or the Committee itself, subject to applicable law, the Company's Certificate of Incorporation, By-laws and contractual obligations. The Committee shall also perform such other duties as may be specified from time to time by the Board of Directors. The Committee shall meet periodically as deemed necessary or appropriate to carry out its responsibilities and after its meetings shall submit reports of its deliberations and recommendations to the Board of Directors.

     In carrying out its responsibilities, the Committee shall:

     1. Discuss with management any selection or termination of independent public accountants or a chief internal auditor; review the terms of any engagement of independent public accountants, including the scope and general extent of the audit, review or other undertaking, the procedures utilized or to be utilized, the fees charged or to be charged and, if the engagement relates to a non-audit function, whether it has or will affect the independence of the accountants; and prepare and present to the Board of Directors a report including the Committee's recommendation respecting any proposed selection or termination of independent public accountants for approval by the Board of Directors and, if appropriate, ratification by the shareholders of the Company.

     2. Meet with the independent public accountants upon completion of any audit of the consolidated financial statements of the Company to review and discuss (a) any report or opinion proposed to be rendered or communication required to be made in connection therewith, (b) the adequacy and effectiveness of the Company's internal controls, (c) their perceptions of the Company's financial and accounting personnel, (d) the level of cooperation received during the course of their engagement, (e) the extent to which resources of the Company were or should have been utilized to minimize the time spent by the independent public accountants, and (f) any recommendations which the independent public accountants may have as a result of the engagement.

     3. Review the internal audit function of the Company, including the scope and general extent of internal audits and credit reviews, the procedures to be utilized, the authority and independence of the chief internal auditor, the adequacy of the budget and staff, and the extent to which recommendations made by the internal auditors or independent public accountants have been accepted and implemented by the Company.

     4. Review the consolidated financial statements of the Company, together with the notes thereto and any related discussion thereof, contained in its periodic financial reports with management, the internal auditors and the independent public accountants to assess the accuracy and adequacy of the presentations and related information, including the treatment of any extraordinary items, significant adjustments proposed by the independent public accountants, and changes in accounting principles.

     5. Review with management and the independent public accountants any financial reports required to be submitted to regulatory authorities, including the basis therefor, the independent public accountants' assessments of the adequacy and effectiveness of internal controls, and the Company's compliance with applicable laws and regulations.

     6. Meet with the internal auditors and independent public accountants in the absence of management to discuss, among other things, the accounting practices, internal controls and financial reporting of the Company, any significant difficulties they may have encountered, any important discoveries they may have made, or any material concerns they may have.

     7. Investigate any matter brought to its attention within the scope of its responsibilities, with the power to retain outside counsel, independent public accountants or other experts for such purpose without obtaining the prior permission of the Board of Directors.

                             METALDYNE CORPORATION

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF METALDYNE CORPORATION (THE "COMPANY"). The undersigned hereby appoints Daniel P. Tredwell and R. Jeffrey Pollock, or either of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company on May 2, 2001, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. IF NO INSTRUCTION IS GIVEN THE SHARES WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4 BELOW, EACH OF SAID ITEMS BEING MORE FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE HEREBY ACKNOWLEDGED.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ITEMS 1, 2, 3 AND 4 BELOW

1. ELECTION OF DIRECTORS

   [ ]FOR ALL NOMINEES LISTED BELOW             [ ]WITHHOLD AUTHORITY
      (EXCEPT AS MARKED TO THE                  TO VOTE FOR ALL NOMINEES
      CONTRARY BELOW)                           LISTED BELOW


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A
                 LINE THROUGH THE NOMINEE'S NAME LISTED BELOW.)

Gary M. Banks, Marshall Cohen, Lee M. Gardner, Cynthia L. Hess,
Timothy D.Leuliette, Perry J. Lewis, J. Michael Losh, Richard A. Manoogian, David I. Margolis, Thomas T. Stallkamp, David A. Stockman, Daniel P. Tredwell and Samuel Valenti III.


2. TO APPROVE THE COMPANY'S 2001 LONG TERM EQUITY INCENTIVE PLAN.

                    FOR      AGAINST     ABSTAIN
                    [ ]         [ ]         [ ]

                         (Continued and to be signed on the reverse side)

3.  TO APPROVE THE COMPANY'S EXECUTIVE OFFICERS ANNUAL VALUE CREATION PLAN.

                    FOR      AGAINST     ABSTAIN
                    [ ]         [ ]         [ ]

4. TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP, TO ACT AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                    FOR      AGAINST     ABSTAIN
                    [ ]         [ ]         [ ]

                                                      PLEASE COMPLETE ALL
                                                      INFORMATION BELOW


                                            Signature:
                                                       -------------------

                                            Signature:
                                                       -------------------

                                            Dated:
                                                  --------------------, 2001

                                            Please sign exactly as names appear
                                            hereon, indicating official position
                                            or representative capacity, if any.
                                            If shares are held jointly, both
                                            owners should sign.